Exhibit 10(gg)

YOUR BENEFIT PLAN

Northrop Grumman Corporation

Chief Executive Officer

Elected Employee Officers

Vice Presidents

Basic Life Insurance

Effective July 1, 2003

Certificate Number 34

Northrop Grumman Corporation

1840 Century Park East

Los Angeles, CA 90067

TO OUR EMPLOYEES:

All of us appreciate the protection and security insurance provides.

This certificate describes the benefits that are available to you. We urge you to read it carefully.

Northrop Grumman Corporation

 LOGO

Metropolitan Life Insurance Company

One Madison Avenue, New York, New York 10010-3690

CERTIFICATE OF INSURANCE

Metropolitan Life Insurance Company (“MetLife”), a stock company, certifies that You are insured for the benefits described in this certificate, subject to the provisions of this certificate. This certificate is issued to You under the Group Policy and it includes the terms and provisions of the Group Policy that describe Your insurance. PLEASE READ THIS CERTIFICATE CAREFULLY.

This certificate is part of the Group Policy. The Group Policy is a contract between MetLife and the Policyholder and may be changed or ended without Your consent or notice to You.

Policyholder:	Northrop Grumman Corporation

Group Policy Number:	91360-2-G

Type of Insurance:	Term Life Insurance

MetLife Toll Free Number(s):
For Claim Information	FOR LIFE CLAIMS: 1-800-638-6420

PLEASE AFFIX THE STICKER SHOWING THE EMPLOYEE’S NAME AND EFFECTIVE DATE IN THIS SPACE.

THIS CERTIFICATE ONLY DESCRIBES TERM LIFE INSURANCE.

THE BENEFITS OF THE POLICY PROVIDING YOU COVERAGE ARE GOVERNED PRIMARILY BY THE LAWS OF A STATE OTHER THAN FLORIDA.

THE GROUP INSURANCE POLICY PROVIDING COVERAGE UNDER THIS CERTIFICATE WAS ISSUED IN A JURISDICTION OTHER THAN MARYLAND AND MAY NOT PROVIDE ALL THE BENEFITS REQUIRED BY MARYLAND LAW.

For Residents of North Dakota: If you are not satisfied with your Certificate, You may return it to Us within 20 days after You receive it, unless a claim has previously been received by Us under Your Certificate. We will refund within 30 days of our receipt of the returned Certificate any Premium that has been paid and the Certificate will then be considered to have never been issued. You should be aware that, if you elect to return the Certificate for a refund of premiums, losses which otherwise would have been covered under your Certificate will not be covered.

WE ARE REQUIRED BY STATE LAW TO INCLUDE THE NOTICE(S) WHICH APPEAR ON THIS PAGE AND IN THE NOTICE(S) SECTION WHICH FOLLOWS THIS PAGE. PLEASE READ THE(SE) NOTICE(S) CAREFULLY.

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For Texas Residents:	Para Residentes de Texas:

IMPORTANT NOTICE	AVISO IMPORTANTE

To obtain information or make a complaint:	Para obtener informacion o para someter una queja:

You may call MetLife’s toll free telephone number for information or to make a complaint at	usted puede llamar al numero de telefono gratis de MetLife para informacion o para someter una queja al

1-800-638-6420	1-800-638-6420

You may contact the Texas Department of Insurance to obtain information on companies, coverages, rights or complaints at	Puede comunicarse con el Departamento de Seguros de Texas para obtener informacion acerca de companias, coberturas, derechos o quejas al

1-800-252-3439	1-800-252-3439

You may write the Texas Department of Insurance	Puede escribir al Departamento de Seguros de Texas

P.O. Box 149104 Austin, TX 78714-9104 Fax # (512) 475-1771	P.O. Box 149104 Austin, TX 78714-9104 Fax # (512) 475-1771

PREMIUM OR CLAIM DISPUTES: Should You have a dispute concerning Your premium or about a claim You should contact MetLife first. If the dispute is not resolved, You may contact the Texas Department of Insurance.	DISPUTAS SOBRE PRIMAS O RECLAMOS: Si tiene una disputa concerniente a su prima o a un reclamo, debe comunicarse con MetLife primero. Si no se resuelve la disputa, puede entonces comunicarse con el departamento (TDI).

ATTACH THIS NOTICE TO YOUR CERTIFICATE: This notice is for information only and does not become a part or condition of the attached document.	UNA ESTE AVISO A SU CERTIFICADO: Este aviso es solo para proposito de informacion y no se convierte en parte o condicion del documento adjunto.

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NOTICE FOR RESIDENTS OF ALL STATES

LIFE INSURANCE BENEFITS WILL BE REDUCED IF AN ACCELERATED BENEFIT IS PAID

DISCLOSURE: The Life Insurance accelerated benefit offered under this certificate is intended to qualify for favorable tax treatment under the Internal Revenue Code of 1986. If this benefit qualifies for such favorable tax treatment, the benefit will be excludable from Your income and not subject to federal taxation. Tax laws relating to accelerated benefits are complex. You are advised to consult with a qualified tax advisor about circumstances under which You could receive an accelerated benefit excludable from income under federal law.

DISCLOSURE: Receipt of an accelerated benefit may affect Your, Your Spouse’s or Your family’s eligibility for public assistance programs such as Medical Assistance (Medicaid), Aid to Families with Dependent Children (AFDC), Supplementary Social Security Income (SSI), and drug assistance programs. You are advised to consult with a qualified tax advisor and with social service agencies concerning how receipt of such payment will affect Your, Your Spouse’s and Your family’s eligibility for public assistance.

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NOTICE FOR RESIDENTS OF ARKANSAS

If You have a question concerning Your coverage or a claim, first contact the Policyholder or group account administrator. If, after doing so, You still have a concern, You may call the toll free telephone number shown on the Certificate Face Page.

If You are still concerned after contacting both the Policyholder and MetLife, You should feel free to contact:

Arkansas Insurance Department

Consumer Services Division

1200 West Third

Little Rock, Arkansas 722014-1904

1-800-852-5494

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NOTICE FOR RESIDENTS OF CALIFORNIA

IMPORTANT NOTICE

TO OBTAIN ADDITIONAL INFORMATION, OR TO MAKE A COMPLAINT, CONTACT THE POLICYHOLDER OR THE METLIFE CLAIM OFFICE SHOWN ON THE EXPLANATION OF BENEFITS YOU RECEIVE AFTER FILING A CLAIM.

IF, AFTER CONTACTING THE POLICYHOLDER AND/OR METLIFE, YOU FEEL THAT A SATISFACTORY SOLUTION HAS NOT BEEN REACHED, YOU MAY FILE A COMPLAINT WITH THE CALIFORNIA INSURANCE DEPARTMENT AT:

DEPARTMENT OF INSURANCE

300 SOUTH SPRING STREET

LOS ANGELES, CA 90013

1 (800) 927-4357

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NOTICE FOR RESIDENTS OF GEORGIA

IMPORTANT NOTICE

The laws of the state of Georgia prohibit insurers from unfairly discriminating against any person based upon his or her status as a victim of family violence.

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NOTICE FOR RESIDENTS OF ILLINOIS

IMPORTANT NOTICE

To make a complaint to MetLife you may write to:

MetLife

1 Madison Avenue

New York, New York 10010

The address of the Illinois Department of Insurance is:

Illinois Department of Insurance

Public Services Division

Springfield, Illinois 62767

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NOTICE FOR RESIDENTS OF MINNESOTA

This is a life insurance policy which pays accelerated death benefits at your option under conditions specified in the policy. This policy is not a long-term care policy meeting the requirements of sections M.S.62A.46 to 62A.56 or chapter 62S.

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CIVIL UNION NOTICE FOR RESIDENTS OF VERMONT

Vermont law provides that the following definitions apply to your certificate:

•	Terms that mean or refer to a marital relationship, or that may be construed to mean or refer to a marital relationship, such as “marriage,” “spouse,” “husband,” “wife,” “dependent,” “next of kin,” “relative,” “beneficiary,” “survivor,” “immediate family” and any other such terms include the relationship created by a Civil Union established according to Vermont law.

•	Terms that mean or refer to the inception or dissolution of a marriage, such as “date of marriage,” “divorce decree,” “termination of marriage” and any other such terms include the inception or dissolution of a Civil Union established according to Vermont law.

•	Terms that mean or refer to family relationships arising from a marriage, such as “family,” “immediate family,” “dependent,” “children,” “next of kin,” “relative,” “beneficiary,” “survivor” and any other such terms include family relationships created by a Civil Union established according to Vermont law.

•	“Dependent” includes a spouse, a party to a Civil Union established according to Vermont law, and a child or children (natural, step-child, legally adopted or a minor or disabled child who is dependent on the insured for support and maintenance) who is born to or brought to a marriage or to a Civil Union established according to Vermont law.

•	“Child” includes a child (natural, stepchild, legally adopted or a minor or disabled child who is dependent on the insured for support and maintenance) who is born to or brought to a marriage or to a Civil Union established according to Vermont law.

•	“Civil Union” means a civil union established pursuant to Act 91 of the 2000 Vermont Legislative Session, entitled “Act Relating to Civil Unions”.

All references in this notice to Civil Unions are limited to Civil Unions in which the parties are residents of Vermont.

If dependent insurance for a spouse and/or child is not provided under your certificate, such insurance is not added by virtue of this notice.

For purposes of dependent insurance, any person who meets the definition of “dependent” as set forth in this notice is required to meet all other applicable requirements in order to qualify for such insurance.

This notice does not limit any definitions or terms included in your certificate. It broadens definitions and terms only to the extent required by Vermont law.

DISCLOSURE:

Vermont law grants parties to a Civil Union the same benefits, protections and responsibilities that flow from marriage under state law. However, some or all of the benefits, protections and responsibilities related to life and health insurance that are available to married persons under federal law may not be available to parties to a Civil Union. For example, a federal law, the Employee Retirement Income Security Act of 1974 known as “ERISA”, controls the employer/employee relationship with regard to determining eligibility for enrollment in private employer benefit plans. Because of ERISA, Act 91 does not state requirements pertaining to a private employer’s enrollment of a party to a Civil Union in an ERISA employee benefit plan. However, governmental employers (not federal government) are required to provide life and health benefits to the dependents of a party to a Civil Union if the public employer provides such benefits to dependents of married persons. Federal law also controls group health insurance continuation rights under “COBRA” for employers with 20 or more employees as well as the Internal Revenue Code treatment of insurance premiums. As a result, parties to a Civil Union and their families may or may not have access to certain benefits under this notice and the certificate to which it is attached that derive from federal law. You are advised to seek expert advice to determine your rights under this notice and the certificate to which it is attached.

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FOR RESIDENTS OF VIRGINIA

IMPORTANT INFORMATION REGARDING YOUR INSURANCE

In the event you need to contact someone about this insurance for any reason please contact your agent. If no agent was involved in the sale of this insurance, or if you have additional questions you may contact the insurance company issuing this insurance at the following address and telephone number:

MetLife

1 Madison Avenue

New York, New York 10010

Attn: Corporate Customer Relations Department

To phone in a claim related question, you may call Claims Customer Service at:

1-800-275-4638

If you have been unable to contact or obtain satisfaction from the company or the agent, you may contact the Virginia State Corporation Commission’s Bureau of Insurance at:

Life and Health Division

Bureau of Insurance

P.O. Box 1157

Richmond, VA 23209

1-800-552-7945 - In-state toll-free

1-804-371-9691 - Out-of-state

Written correspondence is preferable so that a record of your inquiry is maintained. When contacting your agent, company or the Bureau of Insurance, have your policy number available.

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NOTICE FOR RESIDENTS OF WISCONSIN

KEEP THIS NOTICE WITH YOUR INSURANCE PAPERS

PROBLEMS WITH YOUR INSURANCE? - If you are having problems with your insurance company or agent, do not hesitate to contact the insurance company or agent to resolve your problem.

MetLife

Attn: Corporate Consumer Relations Department

1 Madison Avenue

New York, NY 10010-3690

1-800-638-5433

You can also contact the OFFICE OF THE COMMISSIONER OF INSURANCE, a state agency which enforces Wisconsin’s insurance laws, and file a complaint. You can contact the OFFICE OF THE COMMISSIONER OF INSURANCE by contacting:

Office of the Commissioner of Insurance

Complaints Department

P.O. Box 7873

Madison, WI 53707-7873

1-800-236-8517 outside of Madison or 266-0103 in Madison.

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NOTICE FOR RESIDENTS OF ALL STATES

FRAUD WARNING

If You have applied for insurance under a policy issued in one of the following states, or if You reside in one of the following states, note the following applicable warning:

For Residents of New York - only applies to Accident and Health Insurance (AD&D/Disability/Dental)

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed five thousand dollars and the stated value of the claim for each such violation.

For Residents of Florida

Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

For Residents of Kansas and Massachusetts

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, and may subject such person to criminal and civil penalties.

For Residents of New Jersey

Any person who includes any false or misleading information on an application for an insurance policy or who knowingly files a statement of claim containing any false or misleading information is subject to criminal and civil penalties.

For Residents of Oklahoma

Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

For Residents of Oregon

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto may be guilty of insurance fraud, and may be subject to criminal and civil penalties.

For Residents of Virginia

Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or statement of claim containing a false or deceptive statement may have violated state law.

For Residents of All Other States

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

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SCHEDULE OF BENEFITS (continued)

This schedule shows the benefits that are available under the Group Policy. You will only be insured for the benefits:

•	for which You become and remain eligible;

•	which You elect, if subject to election; and

•	which are in effect.

BENEFIT	BENEFIT AMOUNTS AND HIGHLIGHTS

Life Insurance For You

For Active Employees	An amount equal to 3 times Your Basic Annual Earnings, rounded to the next higher $1,000

Maximum Life Benefit	$2,000,000

Accelerated Benefit Option	Up to 50% of Your Basic Life amount not to exceed $200,000

If You Are Age 65 Or Older

If You are age 65 or older on Your effective date of insurance, the appropriate percentage from the following table will be applied to the amount of Your Basic Life on Your effective date of insurance adjusted for any later changes in Your salary.

If You are under age 65 on Your effective date of insurance, the amounts of Your Basic Life Insurance on and after age 65 will be determined by applying the appropriate percentage from the following table to the amount of Your insurance in effect on the day before Your 65th birthday adjusted for any later changes in Your salary:

Age of Employee	Percentage
65	92%
66	84%
67	76%
68	68%
69	60%
70 or older	50%

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DEFINITIONS

As used in this certificate, the terms listed below will have the meanings set forth below. When defined terms are used in this certificate, they will appear with initial capitalization. The plural use of a term defined in the singular will share the same meaning.

Actively at Work or Active Work means that You are performing all of the usual and customary duties of Your job on a Full-Time basis. This must be done at:

•	the Policyholder’s place of business;

•	an alternate place approved by the Policyholder; or

•	a place to which the Policyholder’s business requires You to travel.

You will be deemed to be Actively at Work during weekends or Policyholder approved vacations, holidays or business closures if You were Actively at Work on the last scheduled work day preceding such time off.

Basic Annual Earnings means Your gross annual rate of pay as determined by Your Policyholder, excluding overtime and other extra pay. “Basic Annual Earnings” for You if You are a salesman includes commissions and/or bonuses which shall be averaged for the most recent 12 month period.

Beneficiary means the person(s) to whom We will pay insurance as determined in accordance with the General Provisions section.

Full-Time means Active Work on the Policyholder’s regular work schedule for the eligible class of employees to which You belong. The work schedule must be at least 20 hours a week.

Noncontributory Insurance means insurance for which the Policyholder does not require You to pay any part of the premium.

Physician means:

•	a person licensed to practice medicine in the jurisdiction where such services are performed; or

•	any other person whose services, according to applicable law, must be treated as Physician’s services for purposes of the Group Policy. Each such person must be licensed in the jurisdiction where he performs the service and must act within the scope of that license. He must also be certified and/or registered if required by such jurisdiction.

The term does not include:

•	You;

•	Your Spouse; or

•	any member of Your immediate family including Your and/or Your Spouse’s:

•	parents;

•	children (natural, step or adopted);

•	siblings;

•	grandparents; or

•	grandchildren.

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DEFINITIONS (continued)

Proof means Written evidence satisfactory to Us that a person has satisfied the conditions and requirements for any benefit described in this certificate. When a claim is made for any benefit described in this certificate, Proof must establish:

•	the nature and extent of the loss or condition;

•	Our obligation to pay the claim; and

•	the claimant’s right to receive payment.

Proof must be provided at the claimant’s expense.

Signed means any symbol or method executed or adopted by a person with the present intention to authenticate a record, which is on or transmitted by paper or electronic media which is acceptable to Us and consistent with applicable law.

Spouse means Your lawful Spouse.

We, Us and Our mean MetLife.

Written or Writing means a record which is on or transmitted by paper or electronic media which is acceptable to Us and consistent with applicable law.

You and Your mean an employee who is insured under the Group Policy for the insurance described in this certificate.

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ELIGIBILITY PROVISIONS: INSURANCE FOR YOU

ELIGIBLE CLASS(ES)

•	Policyholder’s Chief Executive Officer;

•	Elected Employees Officers, both direct and non-direct report to Chief Executive Officer; or

•	All Vice Presidents of the Policyholder.

DATE YOU ARE ELIGIBLE FOR INSURANCE

You may only become eligible for the insurance available for Your eligible class as shown in the SCHEDULE OF BENEFITS.

If You are in an eligible class on July 1, 2003, You will be eligible for the insurance described in this certificate on that date.

If You enter an eligible class after July 1, 2003, You will be eligible for the insurance described in this certificate on the date You enter that class.

Previous Employment With The Policyholder

If You were employed by the Policyholder and insured by Us under a policy of group life insurance when Your employment ended, You will not be eligible for life insurance under this Group Policy if You are re-hired by the Policyholder within 2 years after such employment ended, unless You surrender any individual policy of life insurance to which You converted when Your employment ended.

The cash value, if any, of such surrendered insurance will be paid to You.

ENROLLMENT PROCESS

If You are eligible for insurance, You may enroll for such insurance by completing an enrollment form.

DATE YOUR INSURANCE TAKES EFFECT

Rules for Noncontributory Insurance

When You complete the enrollment process for Noncontributory Insurance, such insurance will take effect on the date You become eligible, provided You are Actively at Work on that date.

If You are not Actively at Work on the date the Noncontributory Insurance would otherwise take effect, the benefit will take effect on the day You resume Active Work.

Increase in Insurance

An increase in insurance due to a change in class of employee, an increase in Your earnings, or a requested increase in insurance will take effect as follows:

•	if You are required to give evidence of insurability for the entire increase in insurance and We approve Your evidence of insurability, the increase will take effect on the date We state in Writing. If We do not approve Your evidence of insurability, or You do not submit evidence of insurability, the increase in insurance will not take effect.

•	If You are required to give evidence of insurability for a portion of the increase in insurance:

•	The portion of the increase in insurance that is not subject to evidence of insurability will take effect on the date of Your request or the date of the increase in Your earnings.

•	if We approve Your evidence of insurability, the portion of the increase in insurance that is subject to evidence of insurability will take effect on the date We state in writing. If We do not approve Your evidence of insurability or You do not submit evidence of insurability, the increase in insurance will not take effect.

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ELIGIBILITY PROVISIONS: INSURANCE FOR YOU (continued)

•	If You are not required to give evidence of insurability, the increase will take effect on the date of Your request or the date of the increase in Your earnings.

If You are not Actively at Work on the date insurance would otherwise take effect, insurance will take effect on the day You resume Active Work.

Decrease in Insurance

A decrease in insurance due to a change in class of employee or a decrease in Your earnings will take effect on the date of change.

If You make a Written application to decrease Your insurance, that decrease will take effect as of the date of Your application.

DATE YOUR INSURANCE ENDS

Your insurance will end on the earliest of:

1.	the date the Group Policy ends; or

2.	the date insurance ends for Your class; or

3.	the end of the period for which the last premium has been paid for You; or

4.	the date Your employment ends; Your employment will end if You cease to be Actively at Work in any eligible class, except as stated in the section entitled CONTINUATION OF INSURANCE WITH PREMIUM PAYMENT; or

5.	the date You retire in accordance with the Policyholder’s retirement plan.

Please refer to the section entitled LIFE INSURANCE: CONVERSION OPTION FOR YOU for information concerning the option to convert to an individual policy of life insurance if Your Life Insurance ends.

Please refer to the section entitled CONTINUATION OF INSURANCE WITH PREMIUM PAYMENT for information concerning Continuation For Family and Medical Leave and continuation of the insurance at the Policyholder’s option.

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CONTINUATION OF INSURANCE WITH PREMIUM PAYMENT

FOR FAMILY AND MEDICAL LEAVE

Certain leaves of absence may qualify under the Family and Medical Leave Act of 1993 (FMLA) for continuation of insurance. Please contact the Policyholder for information regarding the FMLA.

AT YOUR OPTION: CONTINUATION OF YOUR LIFE INSURANCE DURING A LABOR DISPUTE

You may elect to continue Life Insurance for You if You cease to be Actively at Work as the result of a labor dispute. Such insurance will continue for up to 6 months if the following conditions are met:

•	at least 75% of the Employees eligible to continue insurance elect to continue this insurance for such time period; and

•	You pay the required premium for such insurance.

If continued, Life Insurance for You will end if:

•	Premium payment is required and You fail to pay premiums for such insurance;

•	the number of Employees who elect to continue such insurance falls below 75% of all employees eligible to continue this insurance for such time period; or

•	You cease to be eligible to continue Life Insurance for You under this section and You do not immediately resume Active Work in a class that is eligible for such insurance.

AT THE POLICYHOLDER’S OPTION

The Policyholder has elected to continue insurance by paying premiums for his employees who cease Active Work in an eligible class for any of the reasons specified below:

1.	if You cease Active Work due to injury or sickness, up to 24 months;

2.	if You cease Active Work due to part-time work contact the Policyholder to determine if Your insurance can be continued and for how long;

3.	if You cease Active Work due to strike contact the Policyholder to determine if Your insurance can be continued and for how long;

4.	if You cease Active Work due to any other Policyholder approved leave of absence, up to 1 month following the end of the month in which the leave began.

At the end of any of the continuation periods listed above, Your insurance will be affected as follows:

•	if You resume Active Work in an eligible class at this time, You will continue to be insured under the Group Policy;

•	if You do not resume Active Work in an eligible class at this time, Your employment will be considered to end and Your insurance will end in accordance with the Date Your Insurance Ends subsection of the section entitled ELIGIBILITY PROVISIONS: INSURANCE FOR YOU.

Option To Convert

In addition to the Continuation of Insurance options described above, You may have the right to convert to a policy of individual life insurance. We urge You to read the section entitled LIFE INSURANCE: CONVERSION OPTION FOR YOU.

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EVIDENCE OF INSURABILITY

No evidence of insurability is required for the insurance described in this certificate.

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LIFE INSURANCE: FOR YOU

If You die, Proof of Your death must be sent to Us. When We receive such Proof with the claim, We will review the claim and, if We approve it, will pay the Beneficiary the Life Insurance in effect on the date of Your death.

PAYMENT OPTIONS

We will pay the Life Insurance in one sum. Other modes of payment may be available upon request. For details, call Our toll free number shown on the Certificate Face Page.

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LIFE INSURANCE: ACCELERATED BENEFIT OPTION (ABO) FOR YOU

For purposes of this section, the term “ABO Eligible Life Insurance” refers to each of Your Life Insurance benefits for which the Accelerated Benefit Option is shown as available in the SCHEDULE OF BENEFITS.

If You become Terminally Ill, You or Your legal representative have the option to request Us to pay ABO Eligible Life Insurance before Your death. This is called an accelerated benefit. The request must be made while ABO Eligible Life Insurance is in effect.

Terminally Ill or Terminal Illness means that due to injury or sickness, You are expected to die within 6 months.

Requirements For Payment of an Accelerated Benefit

Subject to the conditions and requirements of this section, We will pay an accelerated benefit to You or Your legal representative if:

•	the amount of each ABO Eligible Life Insurance benefit to be accelerated equals or exceeds $10,000; and

•	the ABO Eligible Life Insurance to be accelerated has not been assigned; and

•	We have received Proof that You are Terminally Ill.

We will only pay an accelerated benefit for each ABO Eligible Life Insurance benefit once.

Proof of Your Terminal Illness

We will require the following Proof of Your Terminal Illness:

•	a completed accelerated benefit claim form;

•	a signed Physician’s certification that You are Terminally Ill; and

•	an examination by a Physician of Our choice, at Our expense, if We request it.

You or Your legal representative should contact the Policyholder to obtain a claim form and information regarding the accelerated benefit.

Upon Our receipt of Your request to accelerate benefits, We will send You a letter with information about the accelerated benefit payment You requested. Our letter will describe the amount of the accelerated benefits We will pay and the amount of Life Insurance remaining after the accelerated benefit is paid.

Accelerated Benefit Amount

We will pay an accelerated benefit up to the percentage shown in the SCHEDULE OF BENEFITS for each ABO Eligible Life Insurance benefit in effect for You, subject to the following:

Maximum Accelerated Benefit Amount. The maximum amount We will pay for each ABO Eligible Life Insurance benefit is shown in the SCHEDULE OF BENEFITS.

Scheduled Reduction of an ABO Eligible Life Insurance Benefit. If an ABO Eligible Life Insurance benefit is scheduled to reduce within the 6 month period after the date You or Your legal representative request an accelerated benefit, We will calculate the accelerated benefit using the amount of such ABO Eligible Life Insurance that will be in effect immediately after the reduction(s) scheduled for such period.

Scheduled End of an ABO Eligible Life Insurance Benefit. If an ABO Eligible Life Insurance benefit is scheduled to end within 6 months after the date You or Your legal representative request an accelerated benefit, We will not pay an accelerated benefit for such ABO Eligible Life Insurance benefit.

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LIFE INSURANCE: ACCELERATED BENEFIT OPTION (ABO) FOR YOU (continued)

Previous Conversion of an ABO Eligible Life Insurance Benefit. We will not pay an accelerated benefit for any amount of ABO Eligible Life Insurance which You previously converted under the section entitled LIFE INSURANCE: CONVERSION OPTION FOR YOU.

We will pay the accelerated benefit in one sum unless You or Your legal representative select another payment mode.

Effect of Payment of an Accelerated Benefit

On premium for Your Life Insurance. After We pay the accelerated benefit, any premium You are required to pay will be based upon the amount of Your Life Insurance remaining after the accelerated benefit is paid.

On Your Life Insurance at Your death. The amount of Life Insurance that We will pay at Your death will be decreased by the amount of the accelerated benefit paid by Us.

On Your Life Insurance at conversion. The amount to which You are entitled to convert under the section entitled LIFE INSURANCE: CONVERSION OPTION FOR YOU, will be decreased by the amount of the accelerated benefit paid by Us.

Date Your Option to Accelerate Benefits Ends

The accelerated benefit option will end on the earliest of:

•	the date You attain age 63;

•	the date the ABO Eligible Life Insurance ends;

•	the date You or Your legal representative assign all ABO Eligible Life Insurance; or

•	the date You or Your legal representative have accelerated all ABO Eligible Life Insurance benefits.

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LIFE INSURANCE: CONVERSION OPTION FOR YOU

If Your Life Insurance ends for any of the reasons stated below, You have the option to buy an individual policy of life insurance (“new policy”) from Us during the Application Period in accordance with the conditions and requirements of this section. This is referred to as the “option to convert”. Evidence of Your insurability will not be required.

When You Will Have the Option to Convert

You will have the option to convert when:

•	Your Life Insurance ends because:

•	You cease to be in an eligible class;

•	Your employment ends;

•	the Group Policy ends, provided You have been insured for Life Insurance for at least 5 years; or

•	the Group Policy is amended to end Life Insurance for an eligible class of which You are a member, provided you have been insured for Life Insurance for at least 5 years.

A reduction in the amount of Your Life Insurance as a result of the payment of an accelerated benefit will not give rise to a right to convert under this section.

Application Period

If You opt to convert Your Life Insurance for any of the reasons stated above, We must receive a completed conversion application form from You within the Application Period described below.

If You are given Written notice of the option to convert within 15 days before or after the date Your Life Insurance ends, the Application Period begins on the date that such Life Insurance ends and expires 31 days after such date.

If You are given Written notice of the option to convert more than 15 days after the date Your Life Insurance ends, the Application Period begins on the date such Life Insurance ends and expires 25 days from the date of such notice. In no event will the Application Period exceed 91 days from the date Your Life Insurance ends.

Option Conditions

The option to convert is subject to these conditions:

1.	Our receipt within the Application Period of:

•	Your Written application for the new policy; and

•	the premium due for such new policy;

2.	the premium rates for the new policy will be based on:

•	Our rates then in use;

•	the form and amount of insurance;

•	Your class of risk; and

•	Your attained age when Your Life Insurance ends;

3.	the new policy may be on any form then customarily offered by Us excluding term insurance;

4.	the new policy will be issued without an accidental death and dismemberment benefit, a continuation benefit, an accelerated benefit option, a waiver of premium benefit or any other rider or additional benefit; and

5.	the new policy will take effect on the 32nd day after the date Your Life Insurance ends; this will be the case regardless of the duration of the Application Period.

24

LIFE INSURANCE: CONVERSION OPTION FOR YOU (continued)

Maximum Amount of the New Policy

If Your Life Insurance ends due to the end of the Group Policy or the amendment of the Group Policy to end Life Insurance for an eligible class of which You are a member, the maximum amount of insurance that You may elect for the new policy is the lesser of:

•	the amount of Your Life Insurance that ends under the Group Policy less the amount of life insurance for which You become eligible under any group policy within 31 days after the date insurance ends under the Group Policy; or

•	$10,000.

If Your Life Insurance ends for any other reason the maximum amount of insurance that You may elect for the new policy is the amount of Your Life Insurance which ends under the Group Policy.

If You Die Within 31 Days After Your Life Insurance Ends

If You die within 31 days after Your Life Insurance ends, Proof of Your death must be sent to Us. When We receive such Proof with the claim, We will review the claim and if We approve it will pay the Beneficiary the amount of Life Insurance You were entitled to convert.

25

FILING A CLAIM

The Policyholder should have a supply of claim forms. Obtain a claim form from the Policyholder and fill it out carefully. Return the completed claim form with the required Proof to the Policyholder. The Policyholder will certify Your insurance under the Group Policy and send the certified claim form and Proof to Us.

When We receive the claim form and Proof, We will review the claim and, if We approve it, We will pay benefits subject to the terms and provisions of this certificate and the Group Policy.

CLAIMS FOR LIFE INSURANCE BENEFITS

When a claimant files a claim for Life Insurance benefits, Proof should be sent to Us as soon as is reasonably possible after the death of an insured.

26

GENERAL PROVISIONS

Assignment

You may assign Your Life Insurance rights and benefits under the Group Policy as a gift or as a viatical assignment. We will recognize the assignee(s) under such assignment as owner(s) of Your right, title and interest in the Group Policy if:

1.	a Written form satisfactory to Us, affirming this assignment, has been completed;

2.	the Written form has been Signed by You and the assignee(s);

3.	the Policyholder acknowledges that Your Life Insurance being assigned is in force on the life of the assignor; and

4.	the Written form is delivered to Us for recording.

Beneficiary

You may designate a Beneficiary in Your application or enrollment form. You may change Your Beneficiary at any time. To do so, You must send a Signed and dated, Written request to the Policyholder using a form satisfactory to Us. Your Written request to change the Beneficiary must be sent to the Policyholder within 30 days of the date You Sign such request.

You do not need the Beneficiary’s consent to make a change. When We receive the change, it will take effect as of the date You Signed it. The change will not apply to any payment made in good faith by Us before the change request was recorded.

If two or more Beneficiaries are designated and their shares are not specified, they will share the insurance equally.

Entire Contract

Your insurance is provided under a contract of group insurance with the Policyholder. The entire contract with the Policyholder is made up of the following:

1.	the Group Policy and its Exhibits, which include the certificate(s);

2.	the Policyholder’s application; and

3.	any amendments and/or endorsements to the Group Policy.

Incontestability: Statements Made by You

Any statement made by You will be considered a representation and not a warranty. We will not use such statement to contest insurance, reduce benefits or defend a claim unless the following requirements are met:

1.	the statement is in a Written application or enrollment form;

2.	You have Signed the application or enrollment form; and

3.	a copy of the application or enrollment form has been given to You or Your Beneficiary.

We will not use Your statements which relate to insurability to contest insurance after it has been in force for 2 years during Your life. In addition, We will not use such statements to contest an increase or benefit addition to such insurance after the increase or benefit has been in force for 2 years during Your life.

Misstatement of Age

If Your age is misstated, the correct age will be used to determine if insurance is in effect and, as appropriate, We will adjust the benefits and/or premiums.

27

GENERAL PROVISIONS (continued)

Conformity with Law

If the terms and provisions of this certificate do not conform to any applicable law, this certificate shall be interpreted to so conform.

Autopsy

We have the right to make a reasonable request for an autopsy where permitted by law. Any such request will set forth the reasons We are requesting the autopsy.

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THIS IS THE END OF THE CERTIFICATE.

THE FOLLOWING IS ADDITIONAL INFORMATION.

ERISA INFORMATION

NAME AND ADDRESS OF EMPLOYER AND PLAN ADMINISTRATOR

Northrop Grumman Corporation

1840 Century Park East

Los Angeles, CA 90067

310-556-4991

EMPLOYER IDENTIFICATION NUMBER: 95-1055798

PLAN NUMBER	COVERAGE	PLAN NAME
501	Basic Life Insurance	Northrop Grumman Corporation - Northrop Grumman Health Plan

TYPE OF ADMINISTRATION

The above listed benefits are insured by Metropolitan Life Insurance Company (“MetLife”).

AGENT FOR SERVICE OF LEGAL PROCESS

For disputes arising under the Plan, service of legal process may be made upon the Plan administrator at the above address. For disputes arising under those portions of the Plan insured by MetLife, service of legal process may be made upon MetLife at one of its local offices, or upon the supervisory official of the Insurance Department in the state in which you reside.

ELIGIBILITY FOR INSURANCE; DESCRIPTION OR SUMMARY OF BENEFITS

Your MetLife certificate describes the eligibility requirements for insurance provided by MetLife under the Plan. It also includes a detailed description of the insurance provided by MetLife under the Plan.

PLAN TERMINATION OR CHANGES

The group policy sets forth those situations in which the Employer and/or MetLife have the rights to end the policy.

The Employer reserves the right to change or terminate the plan at any time. Therefore, there is no guarantee that you will be eligible for the insurance described herein for the duration of your employment. Any such action will be taken only after careful consideration.

Your consent or the consent of your beneficiary is not required to terminate, modify, amend, or change the Plan.

In the event Your insurance ends in accord with the “Date Your Insurance Ends” subsection of Your certificate, you may still be eligible to receive benefits. The circumstances under which benefits are available are described in Your MetLife certificate.

CONTRIBUTIONS

No contribution is required for Basic Life Insurance.

The total premium rate for insurance provided under the Plan by MetLife is set by MetLife.

PLAN YEAR

The Plan’s fiscal records are kept on a Plan year basis beginning each July 1st and ending on the following June 30th.

Qualified Domestic Relations Orders/Qualified Medical Child Support Orders

You and your beneficiaries can obtain, without charge, from the Plan Administrator a copy of any procedures governing Qualified Domestic Relations Orders (QDRO) and Qualified Medical Child Support Orders (QMCSO).

CLAIMS INFORMATION

Procedures for Presenting Claims for Life Benefits

All claim forms needed to file for benefits under the group insurance program can be obtained from the Employer who will also be ready to answer questions about the insurance benefits and to assist you or, if applicable, the claimant in filing claims. The instructions on the claim form should be followed carefully. This will expedite the processing of the claim. Be sure all questions are answered fully.

Routine Questions

If there is any question about a claim payment, an explanation may be requested from the employer who is usually able to provide the necessary information.

CLAIM SUBMISSION

In submitting claims for life benefits (“Benefits”), the claimant must complete the appropriate claim form and submit the required proof as described in the certificate.

Claim forms must be submitted in accordance with the instructions on the claim form.

Initial Determination

After MetLife receives your claim for Benefits, MetLife will review your claim and notify you of its decision to approve or deny your claim.

Such notification will be provided to you within a reasonable period, not to exceed 90 days from the date we received your claim, unless MetLife notifies you within that period that there are special circumstances requiring an extension of time of up to 90 additional days.

If MetLife denies your claim in whole or in part, the notification of the claims decision will state the reason why your claim was denied and reference the specific Plan provision(s) on which the denial is based. If the claim is denied because MetLife did not receive sufficient information, the claims decision will describe the additional information needed and explain why such information is needed. The notification will also include a description of the Plan review procedures and time limits, including a statement of your right to bring a civil action if your claim is denied after an appeal.

Appealing the Initial Determination

In the event a claim has been denied in whole or in part, you or, if applicable, your beneficiary can request a review of your claim by MetLife. This request for review should be sent in writing to Group Insurance Claims Review at the address of MetLife’s office which processed the claim within 60 days after you or, if applicable, your beneficiary received notice of denial of the claim. When requesting a review, please state the reason you or, if applicable, your beneficiary believe the claim was improperly denied and submit in writing any written comments, documents, records or other information you or, if applicable, your beneficiary deem appropriate. Upon your written request, MetLife will provide you free of charge with copies of relevant documents, records and other information.

MetLife will re-evaluate all the information, will conduct a full and fair review of the claim, and you or, if applicable, your beneficiary will be notified of the decision. Such notification will be provided within a reasonable period not to exceed 60 days from the date we received your request for review, unless MetLife notifies you within that period that there are special circumstances requiring an extension of time of up to 60 additional days.

If MetLife denies the claim on appeal, MetLife will send you a final written decision that states the reason(s) why the claim you appealed is being denied, references any specific Plan provision(s) on which the denial is based, any voluntary appeal procedures offered by the Plan, and a statement of your right to bring a civil action if your claim is denied after an appeal. Upon written request, MetLife will provide you free of charge with copies of documents, records and other information relevant to your claim.

Discretionary Authority of Plan Administrator

and Other Plan Fiduciaries

In carrying out their respective responsibilities under the Plan, the Plan administrator and other Plan fiduciaries shall have discretionary authority to interpret the terms of the Plan and to determine eligibility for and entitlement to Plan benefits in accordance with the terms of the Plan. Any interpretation or determination made pursuant to such discretionary authority shall be given full force and effect, unless it can be shown that the interpretation or determination was arbitrary and capricious.

STATEMENT OF ERISA RIGHTS

The following statement is required by federal law and regulation.

As a participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all participants shall be entitled to:

Receive Information About Your Plan and Benefits

Examine, without charge, at the Plan administrator’s office and at other specified locations, all Plan documents, including insurance contracts and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts and copies of the latest annual report (Form 5500 Series) and updated summary plan descriptions. The administrator may make a reasonable charge for the copies.

Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a welfare benefit is denied or ignored in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in a Federal court.

If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court.

The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees.

If you lose, the court may order you to pay these costs and fees; for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about your Plan, you should contact the Plan administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

FUTURE OF THE PLAN

It is hoped that the Plan will be continued indefinitely, but Northrop Grumman Corporation reserves the right to change or terminate the Plan in the future. Any such action would be taken only after careful consideration.

The Board of Directors of Northrop Grumman Corporation shall be empowered to amend or terminate the Plan or any benefit under the Plan at any time.